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                                                                EXHIBIT 23(c)(2)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Arizona Health Concepts, Inc.:

We consent to the incorporation by reference in the Form S-8 Registration Statement of Managed Care Solutions, Inc. of our report dated December 3, 1993, with respect to the balance sheet of Arizona Health Concepts, Inc. as of September 30, 1993, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended September 30, 1993.

                                    KPMG Peat Marwick LLP
                                    Phoenix, Arizona
                                    May 30, 1996

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